Exhibits 5.1 and 23.1

[Select Comfort Corporation Letterhead]

June 4, 2010

Select Comfort Corporation

9800 59th Avenue North

Minneapolis, Minnesota 55442

Re:          Registration Statement on Form S-8 for Select Comfort Corporation 2010 Omnibus Incentive Plan

Ladies and Gentlemen:

I have acted as counsel to Select Comfort Corporation, a Minnesota corporation (the “Company”), in connection with the registration by the Company of 3,000,000 shares (the “Shares”) of common stock, $0.01 par value per share (the “Common Stock”), of the Company issuable under the Company’s 2010 Omnibus Incentive Plan (the “Plan”), pursuant to a Registration Statement on Form S-8 filed with the Securities and Exchange Commission on June 4, 2010 (the “Registration Statement”).

In acting as counsel for the Company and arriving at the opinions expressed below, I have examined and relied upon originals or copies, certified or otherwise identified to my satisfaction, of such records of the Company, agreements and other instruments, certificates of officers and representatives of the Company, certificates of public officials and other documents as I have deemed necessary or appropriate as a basis for the opinions expressed herein.  In connection with my examination, I have assumed the genuiness of all signatures, the authenticity of all documents tendered to me as originals, the legal capacity of all natural persons and the conformity to original documents of all documents submitted to me as certified or photostatic copies.

Based on the foregoing, and subject to the qualifications and limitations stated herein, it is my opinion that:

1.  The Company has the corporate authority to issue the Shares in the manner and under the terms set forth in the Registration Statement.

2.  The Shares have been duly authorized and, when issued, delivered and paid for in accordance with the Plan as set forth in the Registration Statement, will be legally issued, fully paid and non-assessable.

I express no opinion with respect to laws other than those of the State of Minnesota and the federal laws of the United States of America, and I assume no responsibility as to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction.

I hereby consent to the filing of this opinion as an exhibit to the above-captioned Registration Statement, and to the reference to my name under the heading “Interests of Named Experts and Counsel” contained in the Registration Statement.  In giving such consent, I do not hereby admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

Very truly yours,

/s/ Mark A. Kimball
Mark A. Kimball
Senior Vice President, Legal, General Counsel and Secretary